Exhibit 99.1

News Release

Investor Contact:	Media Contact:
Mark Bette	Doug Holt
(312) 444-2301	(312) 557-1571
Mark_Bette@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS SECOND QUARTER
NET INCOME OF $389.4 MILLION, EARNINGS PER COMMON SHARE OF $1.75

RETURN ON AVERAGE COMMON EQUITY OF 15.9%
RETURNED $402.1 MILLION IN CAPITAL TO COMMON STOCKHOLDERS
CHICAGO, JULY 24, 2019 — Northern Trust Corporation today reported second quarter net income per diluted common share of $1.75, compared to $1.68 in the second quarter of 2018 and $1.48 in the first quarter of 2019. Net income was $389.4 million, compared to $390.4 million in the prior-year quarter and $347.1 million in the prior quarter.
“Northern Trust performed well in the second quarter of 2019 despite the impact of a mixed global macroeconomic environment,” said Michael O’Grady, Chairman and Chief Executive Officer. “Net income was flat versus the prior-year quarter and improved 12% on a sequential-quarter basis, as revenue grew 2% and expense declined by 2%. We continued to have success in generating organic growth across our businesses, while also driving improved efficiencies. We generated a return on common equity of 15.9% during the quarter and returned $402 million to common shareholders through dividends and the repurchase of 2.9 million shares.”
O’Grady added, “During the quarter we announced our 2019 Capital Plan actions, which include increasing our quarterly dividend by 17% to $0.70 per share and the flexibility to repurchase up to $1.4 billion of common stock. We believe the capital distributions included in our plan demonstrate the strength of Northern Trust’s focused business model and balance sheet, as well as our commitment to shareholders.”

SECOND QUARTER 2019 RESULTS

SUMMARY RESULTS & KEY METRICS

				% Change vs.
($ In Millions except per share data)	Q2 2019	Q1 2019	Q2 2018	Q1 2019	Q2 2018
Trust, Investment and Other Service Fees	$955.5	$928.9	$942.9	3%	1%
Other Noninterest Income	133.7	130.0	149.9	3	(11)
Net Interest Income (FTE*)	425.1	429.8	422.6	(1)	1
Total Revenue (FTE*)	1,514.3	1,488.7	1,515.4	2	—

Noninterest Expense	1,006.2	1,028.7	997.4	(2)	1
Provision for Credit Losses	(6.5)	—	1.5	N/M	N/M
Provision for Income Taxes	117.5	105.1	116.8	12	1
FTE Adjustment*	7.7	7.8	9.3	(1)	(17)
Net Income	$389.4	$347.1	$390.4	12%	—%

Earnings Allocated to Common and Potential Common Shares	379.7	325.5	379.5	17	—

Diluted Earnings per Common Share	$1.75	$1.48	$1.68	18%	4%
Return on Average Common Equity	15.9%	14.0%	16.5%
Return on Average Assets	1.34%	1.18%	1.26%
Average Assets	$116,358.9	$119,416.7	$123,866.7	(3)%	(6)%

(*)
Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are the primary drivers of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income. The following table presents the Corporation’s AUC/A, assets under custody, a component of AUC/A, and assets under management by reporting segment.

	As of			% Change vs.
($ In Billions)	June 30, 2019*	March 31, 2019	June 30, 2018	March 31, 2019	June 30, 2018
Assets Under Custody/Administration
Corporate & Institutional Services (C&IS)	$10,623.6	$10,238.9	$10,051.9	4%	6%
Wealth Management	698.4	688.5	660.6	1	6
Total Assets Under Custody/Administration	$11,322.0	$10,927.4	$10,712.5	4%	6%
Assets Under Custody
Corporate & Institutional Services	$7,820.6	$7,529.1	$7,451.1	4%	5%
Wealth Management	698.2	670.6	650.8	4	7
Total Assets Under Custody	$8,518.8	$8,199.7	$8,101.9	4%	5%
Assets Under Management
Corporate & Institutional Services	$887.0	$867.9	$862.1	2%	3%
Wealth Management	293.2	294.2	286.8	—	2
Total Assets Under Management	$1,180.2	$1,162.1	$1,148.9	2%	3%

(*)	Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

SECOND QUARTER 2019 RESULTS (continued)

TRUST, INVESTMENT AND OTHER SERVICING FEES

				% Change vs.
($ In Millions)	Q2 2019	Q1 2019	Q2 2018	Q1 2019	Q2 2018
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$385.1	$375.1	$376.7	3%	2%
Investment Management	110.8	104.3	113.1	6	(2)
Securities Lending	21.8	22.7	30.2	(4)	(28)
Other	31.7	33.1	32.2	(4)	(2)
Total C&IS	$549.4	$535.2	$552.2	3%	(1)%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$153.1	$150.7	$150.7	2%	2%
East	104.3	100.9	97.0	3	8
West	82.8	79.5	80.4	4	3
Global Family Office	65.9	62.6	62.6	5	5
Total Wealth Management	$406.1	$393.7	$390.7	3%	4%

Total Consolidated Trust, Investment and Other Servicing Fees	$955.5	$928.9	$942.9	3%	1%
Q2 2019 vs. Q1 2019
C&IS trust, investment and other servicing fees increased 3% compared to the prior quarter.

▪	C&IS custody and fund administration fees increased primarily due to favorable markets and new business, partially offset by the unfavorable impact of movements in foreign exchange rates.

▪	C&IS investment management fees increased primarily due to favorable markets.
Wealth Management trust, investment and other servicing fees increased 3% from the prior quarter, primarily due to favorable markets.
Q2 2019 vs. Q2 2018
C&IS trust, investment and other servicing fees decreased 1% compared to the prior-year quarter.

▪	C&IS custody and fund administration fees increased primarily due to new business, partially offset by the unfavorable impact of movements in foreign exchange rates and unfavorable equity markets.

▪
C&IS investment management fees decreased primarily due to adjustments made in the prior-year quarter due to a change to gross revenue presentation for certain clients, partially offset by favorable markets.

▪	C&IS securities lending fees decreased primarily reflecting lower spreads and loan volumes.
Wealth Management trust, investment and other servicing fees increased 4% compared to the prior-year quarter, primarily due to new business and favorable markets.

SECOND QUARTER 2019 RESULTS (continued)

OTHER NONINTEREST INCOME

				% Change vs.
($ In Millions)	Q2 2019	Q1 2019	Q2 2018	Q1 2019	Q2 2018
Other Noninterest Income
Foreign Exchange Trading Income	$60.5	$66.2	$78.9	(9)%	(23)%
Treasury Management Fees	11.2	11.7	13.5	(4)	(17)
Security Commissions and Trading Income	23.4	23.3	26.1	1	(10)
Other Operating Income	38.9	29.0	31.4	33	23
Investment Security Gains (Losses), net	(0.3)	(0.2)	—	16	N/M
Total Other Noninterest Income	$133.7	$130.0	$149.9	3%	(11)%
Q2 2019 vs. Q1 2019

▪	Foreign exchange trading income decreased primarily due to decreased foreign exchange swap activity in Treasury.

▪
Other operating income increased primarily due to income related to a bank-owned life insurance program implemented in the current quarter and lower expenses related to existing swap agreements related to Visa Inc. Class B common shares.

Q2 2019 vs. Q2 2018

▪	Foreign exchange trading income decreased primarily due to decreased foreign exchange swap activity in Treasury, lower market volatility, and lower client volumes.

▪
Other operating income increased primarily due to a valuation adjustment to existing swap agreements related to Visa Inc. Class B common shares in the prior-year quarter and income related to a bank-owned life insurance program implemented in the current quarter.

SECOND QUARTER 2019 RESULTS (continued)

NET INTEREST INCOME

				% Change vs.
($ In Millions)	Q2 2019	Q1 2019	Q2 2018	Q1 2019	Q2 2018
Net Interest Income
Interest Income (FTE*)	$647.9	$670.6	$577.0	(3)%	12%
Interest Expense	222.8	240.8	154.4	(7)	44
Net Interest Income (FTE*)	$425.1	$429.8	$422.6	(1)%	1%

Average Earning Assets	$105,709	$110,672	$114,415	(4)%	(8)%
Net Interest Margin (FTE*)	1.61%	1.58%	1.48%

(*)
Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

Q2 2019 vs. Q1 2019

▪	Net interest income on an FTE basis decreased compared to the prior quarter, primarily resulting from a decrease in earning assets, partially offset by a higher net interest margin.

▪
The net interest margin on an FTE basis increased compared to the prior quarter, primarily due to a balance sheet mix shift and lower foreign exchange swap volume, partially offset by lower short-term interest rates.

▪
Average earning assets decreased compared to the prior quarter, primarily reflecting lower levels of securities and short-term interest-bearing deposits with banks. The decline in earning assets was primarily the result of lower levels of client interest-bearing deposits and short-term borrowed funds and the impact of a bank-owned life insurance program implemented in the current quarter.

Q2 2019 vs. Q2 2018

▪	Net interest income on an FTE basis increased compared to the prior-year quarter, primarily resulting from a higher net interest margin, partially offset by a decrease in earning assets.

▪
The net interest margin on an FTE basis increased compared to the prior-year quarter, primarily due to a balance sheet mix shift, higher short-term interest rates, and lower foreign exchange swap volume.

▪
Average earning assets decreased from the prior-year quarter, primarily reflecting lower levels of short-term interest-bearing deposits with banks, loans and leases, and securities. The decline in earning assets was primarily the result of lower levels of client demand and other noninterest-bearing deposits, interest-bearing deposits and short-term borrowed funds and the impact of a bank-owned life insurance program implemented in the current quarter.

SECOND QUARTER 2019 RESULTS (continued)

PROVISION FOR CREDIT LOSSES

	As of and for the three-months ended,			% Change vs.
($ In Millions)	June 30, 2019	March 31, 2019	June 30, 2018	March 31, 2019	June 30, 2018
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$139.4	$138.2	$147.8	1%	(6)%
Provision for Credit Losses	(6.5)	—	1.5	N/M	N/M
Net Recoveries / (Charge-Offs)	1.2	1.2	(0.1)	—	N/M
Ending Allowance for Credit Losses	$134.1	$139.4	$149.2	(4)%	(10)%

Allowance assigned to:
Loans and Leases	$110.8	$114.5	$127.2	(3)%	(13)%
Undrawn Commitments and Standby Letters of Credit	23.3	24.9	22.0	(6)	6
Ending Allowance for Credit Losses	$134.1	$139.4	$149.2	(4)%	(10)%

Q2 2019

▪
The credit provision in the current quarter was primarily driven by a decrease in the allowance for the residential real estate portfolio driven by improved credit quality, partially offset by increases for the private client and commercial portfolios driven by lower credit quality, which resulted in a net reduction in the inherent allowance.

Q1 2019

▪
The provision in the prior quarter was primarily driven by an increase in the specific reserve related to outstanding loans and standby letters of credit in the commercial and institutional portfolio, offset by a net recovery in the period.

Q2 2018

▪
The provision in the prior-year quarter was primarily driven by an increase in the specific reserve attributable to the commercial and institutional and commercial real estate portfolios, partially offset by a reduction in the specific reserve attributable to the residential real estate portfolio.

SECOND QUARTER 2019 RESULTS (continued)

NONINTEREST EXPENSE

				% Change vs.
($ In Millions)	Q2 2019	Q1 2019	Q2 2018	Q1 2019	Q2 2018
Noninterest Expense
Compensation	$455.5	$482.0	$454.7	(6)%	—%
Employee Benefits	89.3	85.7	88.8	4	1
Outside Services	186.4	188.4	185.6	(1)	—
Equipment and Software	147.2	148.3	144.2	(1)	2
Occupancy	50.9	51.6	48.8	(1)	4
Other Operating Expense	76.9	72.7	75.3	5	2
Total Noninterest Expense	$1,006.2	$1,028.7	$997.4	(2)%	1%

End of Period Full-Time Equivalent Staff	19,400	19,100	18,300	2%	6%

Q2 2019 vs. Q1 2019

▪
Compensation expense decreased compared to the prior quarter, primarily driven by lower long term performance-based incentive compensation and severance-related charges, partially offset by higher salary expense and cash-based incentive accruals.

▪	Employee benefits expense increased compared to the prior quarter, primarily reflecting higher medical costs.

▪	Outside services expense decreased compared to the prior quarter primarily reflecting lower technical services costs, partially offset by higher third-party advisory fees.

▪	Other operating expense increased compared to the prior quarter, primarily driven by higher business promotion expense.

Q2 2019 vs. Q2 2018

▪
Compensation expense increased slightly compared to the prior-year quarter, primarily reflecting higher salary expense, mostly offset by lower long term performance-based incentive compensation. The increase in salary expense was driven by base pay adjustments and staff growth.

▪	Employee benefits expense increased slightly compared to the prior-year quarter, primarily due to higher payroll taxes, partially offset by lower medical costs and retirement plan expenses.

SECOND QUARTER 2019 RESULTS (continued)

PROVISION FOR INCOME TAX

				% Change vs.
($ In Millions)	Q2 2019	Q1 2019	Q2 2018	Q1 2019	Q2 2018
Net Income
Income before Income Taxes	$506.9	$452.2	$507.2	12%	—%
Provision for Income Taxes	117.5	105.1	116.8	12	1
Net Income	$389.4	$347.1	$390.4	12%	—%

Effective Tax Rate	23.2%	23.2%	23.0%
Q2 2019 vs. Q1 2019

▪
The increase in the provision for income taxes was primarily attributable to an increase in income before income taxes and an adjustment recorded in the current quarter related to the calculation of the Corporation’s U.S. foreign income tax credit with respect to the foreign income tax liabilities of its non-U.S. branches. Also impacting the quarter-over-quarter comparison was a smaller income tax benefit derived from the vesting of restricted stock units and stock option exercises in the current quarter compared to the prior quarter.

▪
Increases to the provision for income taxes as noted above were partially offset by a change in the earnings mix in tax jurisdictions in which the Corporation operates as well as income tax benefits recorded in the current quarter as a result of the Corporation’s organizational restructuring.

Q2 2019 vs. Q2 2018

▪
The increase in the provision for income taxes was primarily attributable to an adjustment recorded in the current quarter related to the calculation of the Corporation’s U.S. foreign income tax credit with respect to the foreign income tax liabilities of its non-U.S. branches and prior-year quarter tax benefit recognized in conjunction with sales related to a non-strategic lease portfolio.

▪
Increases to the provision for income taxes as noted above were partially offset by a change in the earnings mix in tax jurisdictions in which the Corporation operates as well as income tax benefits recorded in the current quarter as a result of the Corporation’s organizational restructuring.

STOCKHOLDERS’ EQUITY

Total stockholders’ equity averaged $10.5 billion, up $336.0 million, or 3% from the prior-year quarter’s average of $10.2 billion. The increase was primarily attributable to earnings, partially offset by the repurchase of common stock pursuant to the Corporation’s share repurchase program and dividend declarations. During the current quarter, the Corporation declared cash dividends totaling $5.9 million to preferred stockholders and cash dividends totaling $130.9 million to common stockholders. During the three and six months ended June 30, 2019, the Corporation repurchased 2,927,530 shares of common stock, including 24,184 shares withheld related to share-based compensation, at a total cost of $271.2 million ($92.65 average price per share) and 5,777,682 shares of common stock, including 534,195 shares withheld related to share-based compensation, at a total cost of $528.6 million ($91.50 average price per share), respectively.

CAPITAL RATIOS

The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at June 30, 2019, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased in requirements.

	June 30, 2019*		March 31, 2019		June 30, 2018
Capital Ratios - Northern Trust Corporation	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	13.6%	13.2%	13.5%	13.0%	13.3%	12.4%
Tier 1	14.9%	14.5%	14.8%	14.3%	14.6%	13.6%
Total	16.7%	16.4%	16.6%	16.3%	16.5%	15.6%
Tier 1 Leverage	8.6%	8.6%	8.2%	8.2%	7.7%	7.7%
Supplementary Leverage	7.6%	N/A	7.2%	N/A	6.8%	N/A

	June 30, 2019*		March 31, 2019		June 30, 2018
Capital Ratios - The Northern Trust Company	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	14.1%	13.4%	13.9%	13.2%	13.8%	12.6%
Tier 1	14.1%	13.4%	13.9%	13.2%	13.8%	12.6%
Total	15.7%	15.1%	15.5%	14.9%	15.4%	14.3%
Tier 1 Leverage	7.8%	7.8%	7.4%	7.4%	7.1%	7.1%
Supplementary Leverage	6.9%	N/A	6.6%	N/A	6.2%	N/A

(*)	Capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

RECONCILIATION TO FULLY TAXABLE EQUIVALENT

The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$640.2	$7.7	$647.9	$662.8	$7.8	$670.6	$567.7	$9.3	$577.0
Interest Expense	222.8	—	222.8	240.8	—	240.8	154.4	—	154.4
Net Interest Income	$417.4	$7.7	$425.1	$422.0	$7.8	$429.8	$413.3	$9.3	$422.6
Net Interest Margin	1.58%		1.61%	1.55%		1.58%	1.45%		1.48%

Total Revenue	$1,506.6	$7.7	$1,514.3	$1,480.9	$7.8	$1,488.7	$1,506.1	$9.3	$1,515.4

FORWARD-LOOKING STATEMENTS

This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, industry trends, and expectations regarding the impact of accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s second quarter earnings conference call will be webcast on July 24, 2019. The live call will be conducted at 9:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website from 1:00 p.m. CT on July 24, 2019, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
To download our investor relations mobile app, which offers access to SEC filings, press releases, stock quotes and upcoming events, please visit Apple’s App Store for your iPad. You may find the app by searching Northern Trust Investor Relations or by clicking on https://appsto.re/us/MtHH3.i from your iPad.

About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 20 U.S. states and Washington, D.C., and across 23 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of June 30, 2019, Northern Trust had assets under custody/administration of US $11.3 trillion, and assets under management of US $1.2 trillion. For more than 125 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit northerntrust.com or follow us on Twitter @NorthernTrust.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

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NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	SECOND QUARTER
	2019	2018	% Change [1]
Noninterest Income
Trust, Investment and Other Servicing Fees	$955.5	$942.9	1%
Foreign Exchange Trading Income	60.5	78.9	(23)
Treasury Management Fees	11.2	13.5	(17)
Security Commissions and Trading Income	23.4	26.1	(10)
Other Operating Income	38.9	31.4	23
Investment Security Gains (Losses), net	(0.3)	—	N/M
Total Noninterest Income	1,089.2	1,092.8	—

Net Interest Income
Interest Income	640.2	567.7	13
Interest Expense	222.8	154.4	44
Net Interest Income	417.4	413.3	1

Total Revenue	1,506.6	1,506.1	—

Provision for Credit Losses	(6.5)	1.5	N/M

Noninterest Expense
Compensation	455.5	454.7	—
Employee Benefits	89.3	88.8	1
Outside Services	186.4	185.6	—
Equipment and Software	147.2	144.2	2
Occupancy	50.9	48.8	4
Other Operating Expense	76.9	75.3	2
Total Noninterest Expense	1,006.2	997.4	1

Income before Income Taxes	506.9	507.2	—
Provision for Income Taxes	117.5	116.8	1
NET INCOME	$389.4	$390.4	—%

Dividends on Preferred Stock	$5.9	$5.9	—%
Earnings Allocated to Participating Securities	3.8	5.0	(26)
Earnings Allocated to Common and Potential Common Shares	379.7	379.5	—

Per Common Share
Net Income
Basic	$1.76	$1.69	4%
Diluted	1.75	1.68	4

Average Common Equity	$9,656.1	$9,320.1	4%
Return on Average Common Equity	15.9%	16.5%
Return on Average Assets	1.34%	1.26%

Cash Dividends Declared per Common Share	$0.60	$0.42	43%

Average Common Shares Outstanding (000s)
Basic	216,139	224,208
Diluted	217,170	225,611
Common Shares Outstanding (EOP) (000s)	214,891	223,282

(1)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	SECOND	FIRST
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2019	2019	% Change [1]
Noninterest Income
Trust, Investment and Other Servicing Fees	$955.5	$928.9	3%
Foreign Exchange Trading Income	60.5	66.2	(9)
Treasury Management Fees	11.2	11.7	(4)
Security Commissions and Trading Income	23.4	23.3	1
Other Operating Income	38.9	29.0	33
Investment Security Gains (Losses), net	(0.3)	(0.2)	16
Total Noninterest Income	1,089.2	1,058.9	3

Net Interest Income
Interest Income	640.2	662.8	(3)
Interest Expense	222.8	240.8	(7)
Net Interest Income	417.4	422.0	(1)

Total Revenue	1,506.6	1,480.9	2

Provision for Credit Losses	(6.5)	—	N/M

Noninterest Expense
Compensation	455.5	482.0	(6)
Employee Benefits	89.3	85.7	4
Outside Services	186.4	188.4	(1)
Equipment and Software	147.2	148.3	(1)
Occupancy	50.9	51.6	(1)
Other Operating Expense	76.9	72.7	5
Total Noninterest Expense	1,006.2	1,028.7	(2)

Income before Income Taxes	506.9	452.2	12
Provision for Income Taxes	117.5	105.1	12
NET INCOME	$389.4	$347.1	12%

Dividends on Preferred Stock	$5.9	$17.3	(66)%
Earnings Allocated to Participating Securities	3.8	4.3	(15)
Earnings Allocated to Common and Potential Common Shares	379.7	325.5	17

Per Common Share
Net Income
Basic	$1.76	$1.49	18%
Diluted	1.75	1.48	18

Average Common Equity	$9,656.1	$9,546.8	1%
Return on Average Common Equity	15.9%	14.0%
Return on Average Assets	1.34%	1.18%

Cash Dividends Declared per Common Share	$0.60	$0.60	—%

Average Common Shares Outstanding (000s)
Basic	216,139	218,237
Diluted	217,170	219,270
Common Shares Outstanding (EOP) (000s)	214,891	217,677

(1)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	SIX MONTHS
	2019	2018	% Change [1]
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,884.4	$1,880.6	—%
Foreign Exchange Trading Income	126.7	157.4	(19)
Treasury Management Fees	22.9	27.5	(17)
Security Commissions and Trading Income	46.7	53.3	(12)
Other Operating Income	67.9	66.2	2
Investment Security Gains (Losses), net	(0.5)	(0.2)	153
Total Noninterest Income	2,148.1	2,184.8	(2)

Net Interest Income
Interest Income	1,303.0	1,073.6	21
Interest Expense	463.6	276.3	68
Net Interest Income	839.4	797.3	5

Total Revenue	2,987.5	2,982.1	—

Provision for Credit Losses	(6.5)	(1.5)	N/M

Noninterest Expense
Compensation	937.5	926.4	1
Employee Benefits	175.0	180.5	(3)
Outside Services	374.8	357.0	5
Equipment and Software	295.5	284.2	4
Occupancy	102.5	100.3	2
Other Operating Expense	149.6	144.3	4
Total Noninterest Expense	2,034.9	1,992.7	2

Income before Income Taxes	959.1	990.9	(3)
Provision for Income Taxes	222.6	218.9	2
NET INCOME	$736.5	$772.0	(5)%

Dividends on Preferred Stock	$23.2	$23.2	—%
Earnings Allocated to Participating Securities	8.1	10.2	(21)
Earnings Allocated to Common and Potential Common Shares	705.2	738.6	(5)

Per Common Share
Net Income
Basic	$3.25	$3.28	(1)%
Diluted	3.23	3.26	(1)

Average Common Equity	$9,601.8	$9,288.1	3%
Return on Average Common Equity	15.0%	16.3%
Return on Average Assets	1.26%	1.25%

Cash Dividends Declared per Common Share	$1.20	$0.84	43%

Average Common Shares Outstanding (000s)
Basic	217,182	224,940
Diluted	218,214	226,325
Common Shares Outstanding (EOP) (000s)	214,891	223,282

(1)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	JUNE 30
	2019	2018	% Change [1]
Assets
Federal Reserve and Other Central Bank Deposits and Other [2]	$27,530.3	$33,379.6	(18)%
Interest-Bearing Due from and Deposits with Banks [3]	6,619.3	6,272.1	6
Federal Funds Sold and Securities Purchased under Agreements to Resell	660.5	1,427.8	(54)
Securities
U.S. Government	5,197.1	5,754.2	(10)
Obligations of States and Political Subdivisions	769.4	770.4	—
Government Sponsored Agency	22,509.6	21,059.6	7
Other [4]	20,782.6	22,968.3	(10)
Total Securities	49,258.7	50,552.5	(3)
Loans and Leases	30,982.3	32,473.2	(5)
Total Earning Assets	115,051.1	124,105.2	(7)
Allowance for Credit Losses Assigned to Loans and Leases	(110.8)	(127.2)	(13)
Cash and Due from Banks and Other Central Bank Deposits [5]	2,965.9	2,819.6	5
Buildings and Equipment	407.5	428.8	(5)
Client Security Settlement Receivables	1,311.1	2,027.3	(35)
Goodwill	682.0	673.5	1
Other Assets	6,244.1	5,179.0	21
Total Assets	$126,550.9	$135,106.2	(6)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$18,197.2	$15,492.1	17%
Savings Certificates and Other Time	897.3	855.2	5
Non-U.S. Offices - Interest-Bearing	59,028.0	63,511.4	(7)
Total Interest-Bearing Deposits	78,122.5	79,858.7	(2)
Short-Term Borrowings	8,259.6	11,838.3	(30)
Senior Notes	2,565.6	1,497.7	71
Long-Term Debt	1,147.6	1,410.6	(19)
Floating Rate Capital Debt	277.6	277.5	—
Total Interest-Related Funds	90,372.9	94,882.8	(5)
Demand and Other Noninterest-Bearing Deposits	22,107.9	26,666.2	(17)
Other Liabilities	3,264.6	3,199.6	2
Total Liabilities	115,745.4	124,748.6	(7)
Common Equity	9,923.5	9,475.6	5
Preferred Equity	882.0	882.0	—
Total Equity	10,805.5	10,357.6	4
Total Liabilities and Stockholders’ Equity	$126,550.9	$135,106.2	(6)%

(1)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(2)
Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.

(3)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(4)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.

(5)
Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	JUNE 30	MARCH 31
	2019	2019	% Change [1]
Assets
Federal Reserve and Other Central Bank Deposits and Other [2]	$27,530.3	$23,401.4	18%
Interest-Bearing Due from and Deposits with Banks [3]	6,619.3	6,335.0	4
Federal Funds Sold and Securities Purchased under Agreements to Resell	660.5	552.2	20
Securities
U.S. Government	5,197.1	5,141.6	1
Obligations of States and Political Subdivisions	769.4	780.8	(1)
Government Sponsored Agency	22,509.6	22,573.0	—
Other [4]	20,782.6	21,715.9	(4)
Total Securities	49,258.7	50,211.3	(2)
Loans and Leases	30,982.3	30,620.6	1
Total Earning Assets	115,051.1	111,120.5	4
Allowance for Credit Losses Assigned to Loans and Leases	(110.8)	(114.5)	(3)
Cash and Due from Banks and Other Central Bank Deposits [5]	2,965.9	2,641.5	12
Buildings and Equipment	407.5	411.5	(1)
Client Security Settlement Receivables	1,311.1	2,067.3	(37)
Goodwill	682.0	683.0	—
Other Assets	6,244.1	5,060.1	23
Total Assets	$126,550.9	$121,869.4	4%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$18,197.2	$14,784.6	23%
Savings Certificates and Other Time	897.3	856.2	5
Non-U.S. Offices - Interest-Bearing	59,028.0	58,339.5	1
Total Interest-Bearing Deposits	78,122.5	73,980.3	6
Short-Term Borrowings	8,259.6	8,441.3	(2)
Senior Notes	2,565.6	2,024.1	27
Long-Term Debt	1,147.6	1,125.8	2
Floating Rate Capital Debt	277.6	277.6	—
Total Interest-Related Funds	90,372.9	85,849.1	5
Demand and Other Noninterest-Bearing Deposits	22,107.9	21,863.9	1
Other Liabilities	3,264.6	3,540.2	(8)
Total Liabilities	115,745.4	111,253.2	4
Common Equity	9,923.5	9,734.2	2
Preferred Equity	882.0	882.0	—
Total Equity	10,805.5	10,616.2	2
Total Liabilities and Stockholders’ Equity	$126,550.9	$121,869.4	4%

(1)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(2)
Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.

(3)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(4)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.

(5)
Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)	SECOND QUARTER
	2019	2018	% Change [1]
Assets
Federal Reserve and Other Central Bank Deposits and Other [2]	$19,236.2	$24,512.8	(22)%
Interest-Bearing Due from and Deposits with Banks [3]	5,811.9	6,556.9	(11)
Federal Funds Sold and Securities Purchased under Agreements to Resell	650.9	1,417.1	(54)
Securities
U.S. Government	5,150.3	5,718.3	(10)
Obligations of States and Political Subdivisions	770.5	785.4	(2)
Government Sponsored Agency	22,397.0	20,215.0	11
Other [4]	20,593.4	22,973.7	(10)
Total Securities	48,911.2	49,692.4	(2)
Loans and Leases	31,098.9	32,235.4	(4)
Total Earning Assets	105,709.1	114,414.6	(8)
Allowance for Credit Losses Assigned to Loans and Leases	(115.1)	(126.4)	(9)
Cash and Due from Banks and Other Central Bank Deposits [5]	2,784.3	2,440.5	14
Buildings and Equipment	412.5	440.0	(6)
Client Security Settlement Receivables	1,044.6	942.1	11
Goodwill	681.4	615.9	11
Other Assets	5,842.1	5,140.0	14
Total Assets	$116,358.9	$123,866.7	(6)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$15,950.9	$15,565.0	2%
Savings Certificates and Other Time	888.6	896.6	(1)
Non-U.S. Offices - Interest-Bearing	54,679.9	57,684.5	(5)
Total Interest-Bearing Deposits	71,519.4	74,146.1	(4)
Short-Term Borrowings	9,427.6	11,336.2	(17)
Senior Notes	2,361.4	1,497.6	58
Long-Term Debt	1,131.6	1,410.8	(20)
Floating Rate Capital Debt	277.6	277.5	—
Total Interest-Related Funds	84,717.6	88,668.2	(4)
Demand and Other Noninterest-Bearing Deposits	17,826.5	21,484.7	(17)
Other Liabilities	3,276.7	3,511.7	(7)
Total Liabilities	105,820.8	113,664.6	(7)
Common Equity	9,656.1	9,320.1	4
Preferred Equity	882.0	882.0	—
Total Equity	10,538.1	10,202.1	3
Total Liabilities and Stockholders’ Equity	$116,358.9	$123,866.7	(6)%

(1)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(2)
Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.

(3)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(4)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.

(5)
Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	SECOND	FIRST
($ In Millions)	QUARTER	QUARTER
	2019	2019	% Change [1]
Assets
Federal Reserve and Other Central Bank Deposits and Other [2]	$19,236.2	$20,163.2	(5)%
Interest-Bearing Due from and Deposits with Banks [3]	5,811.9	6,452.2	(10)
Federal Funds Sold and Securities Purchased under Agreements to Resell	650.9	978.1	(33)
Securities
U.S. Government	5,150.3	5,238.9	(2)
Obligations of States and Political Subdivisions	770.5	770.5	—
Government Sponsored Agency	22,397.0	22,439.0	—
Other [4]	20,593.4	23,440.9	(12)
Total Securities	48,911.2	51,889.3	(6)
Loans and Leases	31,098.9	31,189.4	—
Total Earning Assets	105,709.1	110,672.2	(4)
Allowance for Credit Losses Assigned to Loans and Leases	(115.1)	(114.0)	1
Cash and Due from Banks and Other Central Bank Deposits [5]	2,784.3	1,940.7	43
Buildings and Equipment	412.5	424.4	(3)
Client Security Settlement Receivables	1,044.6	981.5	6
Goodwill	681.4	675.5	1
Other Assets	5,842.1	4,836.4	21
Total Assets	$116,358.9	$119,416.7	(3)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$15,950.9	$14,372.8	11%
Savings Certificates and Other Time	888.6	761.4	17
Non-U.S. Offices - Interest-Bearing	54,679.9	58,377.2	(6)
Total Interest-Bearing Deposits	71,519.4	73,511.4	(3)
Short-Term Borrowings	9,427.6	10,494.0	(10)
Senior Notes	2,361.4	2,014.1	17
Long-Term Debt	1,131.6	1,112.9	2
Floating Rate Capital Debt	277.6	277.6	—
Total Interest-Related Funds	84,717.6	87,410.0	(3)
Demand and Other Noninterest-Bearing Deposits	17,826.5	17,858.4	—
Other Liabilities	3,276.7	3,719.5	(12)
Total Liabilities	105,820.8	108,987.9	(3)
Common Equity	9,656.1	9,546.8	1
Preferred Equity	882.0	882.0	—
Total Equity	10,538.1	10,428.8	1
Total Liabilities and Stockholders’ Equity	$116,358.9	$119,416.7	(3)%

(1)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(2)
Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.

(3)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(4)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.

(5)
Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 8
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2019				2018
($ In Millions Except Per Share Data)	QUARTERS				QUARTERS
	SECOND		FIRST		FOURTH		THIRD		SECOND
Net Income Summary
Trust, Investment and Other Servicing Fees	$955.5		$928.9		$933.9		$939.2		$942.9
Other Noninterest Income	133.7		130.0		152.7		126.9		149.9
Net Interest Income	417.4		422.0		417.2		408.2		413.3
Total Revenue	1,506.6		1,480.9		1,503.8		1,474.3		1,506.1
Provision for Credit Losses	(6.5)		—		(4.0)		(9.0)		1.5
Noninterest Expense	1,006.2		1,028.7		1,021.9		1,002.3		997.4
Income before Income Taxes	506.9		452.2		485.9		481.0		507.2
Provision for Income Taxes	117.5		105.1		76.0		106.5		116.8
Net Income	$389.4		$347.1		$409.9		$374.5		$390.4

Per Common Share
Net Income - Basic	$1.76		$1.49		$1.81		$1.59		$1.69
- Diluted	1.75		1.48		1.80		1.58		1.68
Cash Dividends Declared per Common Share	0.60		0.60		0.55		0.55		0.42
Book Value (EOP)	46.18		44.72		43.95		42.83		42.44
Market Value (EOP)	90.00		90.41		83.59		102.13		102.89

Financial Ratios
Return on Average Common Equity	15.9%		14.0%		17.0%		15.1%		16.5%
Return on Average Assets	1.34		1.18		1.34		1.22		1.26
Net Interest Margin (GAAP)	1.58		1.55		1.48		1.44		1.45
Net Interest Margin (FTE*)	1.61		1.58		1.52		1.47		1.48

Assets Under Custody / Administration ($ in Billions) - EOP
Corporate & Institutional Services	$10,623.6		$10,238.9		$9,490.5		$10,153.9		$10,051.9
Wealth Management	698.4		688.5		634.8		675.9		660.6
Total Assets Under Custody / Administration	$11,322.0		$10,927.4		$10,125.3		$10,829.8		$10,712.5

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$7,820.6		$7,529.1		$6,971.0		$7,523.1		$7,451.1
Wealth Management	698.2		670.6		622.9		665.8		650.8
Total Assets Under Custody	$8,518.8		$8,199.7		$7,593.9		$8,188.9		$8,101.9

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$887.0		$867.9		$790.8		$876.0		$862.1
Wealth Management	293.2		294.2		278.6		295.5		286.8
Total Assets Under Management	$1,180.2		$1,162.1		$1,069.4		$1,171.5		$1,148.9

Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$115.1		$116.1		$109.3		$113.6		$128.4
Other Real Estate Owned (OREO)	3.8		8.0		8.4		11.3		3.8
Total Nonperforming Assets	$118.9		$124.1		$117.7		$124.9		$132.2
Nonperforming Assets / Loans and Leases and OREO	0.38%		0.41%		0.36%		0.40%		0.41%
Gross Charge-offs	$0.6		$1.0		$0.8		$2.8		$2.2
Less: Gross Recoveries	1.8		2.2		2.5		3.1		2.1
Net Charge-offs / (Recoveries)	$(1.2)		$(1.2)		$(1.7)		$(0.3)		$0.1
Net Charge-offs / (Recoveries) (Annualized) to Avg Loans and Leases	(0.02)%		(0.02)%		(0.02)%		—%		—%
Allowance for Credit Losses Assigned to Loans and Leases	$110.8		$114.5		$112.6		$119.6		$127.2
Allowance to Nonperforming Loans and Leases	1.0	x	1.0	x	1.0	x	1.1	x	1.0	x
Allowance for Other Credit-Related Exposures	$23.3		$24.9		$25.6		$20.9		$22.0

(*)
Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.